Electro Rent Corporation	FOR IMMEDIATE RELEASE

Investor Contact: Neil Berkman Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Daniel Greenberg Chairman & CEO Electro Rent Corporation (818) 786-2525

Steven Markheim Named President and COO
of Electro Rent Corporation

VAN NUYS, CALIFORNIA, October 19, 2007 -- Electro Rent Corporation (NASDAQ:ELRC) announced today that Executive Vice President Steven Markheim has been promoted to the positions of President and Chief Operating Officer.

"This well-earned promotion reflects Steven Markheim's exemplary performance as Executive Vice President this past year, a continuation of the outstanding work he has done for our company ever since he joined Electro Rent more than 25 years ago. We are confident that Steve will play an increasingly important leadership role as we continue to expand our business geographically and in the types of products and services we offer our customers," said Chairman and CEO Daniel Greenberg.

Mr. Markheim, 54 years old, joined Electro Rent as a Financial Analyst in 1980 and was promoted to Controller in 1986, Vice President, Administration and Secretary in 1987, and Executive Vice President in February 2007. Prior to joining the company, he was Accounting Manager for Panasonic West, a wholly-owned subsidiary of Matsushita of America.

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest nationwide organizations devoted to the short-term rental and leasing of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement:
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.